EXHIBIT 99.1

For Release Wednesday, June 3, 2009; 5:00 PM EDT

CYBERONICS REPORTS RECORD REVENUES AND PROFITABILITY
IN FISCAL 2009

Company Achieves Record Quarterly Revenue of $38.6 million

HOUSTON, Texas, June 3, 2009 -- Cyberonics, Inc. (NASDAQ:CYBX) today announced results for the fourth quarter and fiscal year ended April 24, 2009.

Annual highlights
Results for fiscal 2009 compared to fiscal 2008 included:

•	Net sales of $143.6 million in fiscal 2009, a record for the company, and an annual increase of 18%;
•	Net sales attributable to the epilepsy indication of $140.0 million compared to $115.3 million in fiscal year 2008, a 21% increase;
•	Gross margin of 86.0%, compared with 82.6% in the prior year;
•	Income from operations of $19.0 million compared with a loss of $8.2 million in the prior year;
•	Operating cash flow of $24.6 million and debt reduction of $62.7 million during fiscal 2009.

Quarterly highlights
Results for the fourth quarter of fiscal 2009 compared to the fourth quarter of fiscal 2008 included:

•
Net sales of $38.6 million, a 14% increase from $33.9 million, with foreign currency translations reducing fourth quarter sales in fiscal 2009 by an estimated $1.3 million.  On a constant currency basis, the increase was an estimated 18%;

•	Net US product sales attributable to the epilepsy indication increased by an estimated $5.2 million, or 20%, to $30.7 million in fiscal 2009;
•	Income from operations of $6.7 million represented 17.4% of net sales, compared with $3.0 million in the fourth quarter of the prior year;
•	International unit sales attributable to the epilepsy indication grew by 8%;
•	Net income of $6.5 million (including a net gain of $0.6 million on early extinguishment of debt adjusted for tax impact), compared with net income of $2.9 million.

Sales
Worldwide net sales for fiscal 2009 were $143.6 million, compared to $121.2 million in fiscal 2008, an increase of 18%.  On a constant currency basis, the year-over-year sales increase was an estimated 20%.

US net product sales attributable to the epilepsy indication in fiscal 2009 increased by an estimated $23.7 million, or 26%, to $113.4 million.

International net sales increased in fiscal 2009 to $27.2 million, up from the $26.3 million reported in fiscal 2008.

Gross profit
The gross profit for fiscal 2009 represented 86.0% of net sales compared to 82.6% in fiscal 2008, due to a combination of higher prices, increased production levels, and improved manufacturing efficiencies.

Operating expenses
Operating expenses for the fourth quarter of fiscal 2009 totaled $26.8 million, and for fiscal 2009 totaled $104.6 million; for the comparable periods of fiscal 2008 operating expenses were $25.0 million and $108.4 million, respectively.  The fourth quarter of fiscal 2008 included credits of $1.3 million for insurance recoveries.

Equity compensation expense for the quarter and the fiscal year ended April 24, 2009 were $2.3 million and $9.7 million respectively.  For the comparable periods of fiscal 2008, the amounts were $2.7 million and $11.7 million, respectively.

Operating income (loss)
The company reported operating income of $6.7 million in the recently completed quarter, and operating income for fiscal 2009 of $19.0 million, compared with operating income of $3.0 million, and an operating loss of $8.2 million, respectively, in the comparable periods of fiscal 2008.

Debt repurchase / other income
During the recently completed quarter, the company repurchased $2.5 million of its outstanding convertible debt for total cash consideration of $1.9 million, and recorded a net gain of approximately $0.6 million, including the impact of tax and the accelerated amortization of deferred issuance costs.  Over the last six fiscal quarters, the Company has retired a total of $70.2 million of debt, including $62.7 million of convertible debt.  Subsequent to the end of the fiscal year, the company repurchased an additional $3.6 million of convertible debt for total cash consideration of $3.1 million, and expects to report a net gain of approximately $0.5 million in its fiscal 2010 first quarter relating to this repurchase.  Convertible debt outstanding as of the date of this release totals $58.7 million.

Net income (loss)
The company reported net income of $6.5 million, or $0.22 cents per diluted share, for the fourth quarter, and net income of $26.7 million, or $0.61 cents per diluted share, for fiscal 2009.  For fiscal 2008, the company reported fourth quarter net income of $2.9 million, or $0.11 cents per share, and an annual net loss of $10.3 million, or $0.39 cents per share.  Although the gain on early extinguishment of the convertible debt is included in the calculation of net income for fiscal 2009, it is excluded from the calculation of net income per diluted share as per the applicable accounting rules.

Balance sheet and cash flow
The company reported operating cash flow of $24.6 million for the year ended April 24, 2009.  Cash balances were $66.2 million at year end, compared with total debt outstanding of $62.3 million.

Results and objectives
“The end of fiscal 2009 represents the successful completion of the financial and commercial phase of the turnaround at Cyberonics,” stated Dan Moore, President and Chief Executive Officer.  “During the last two years, the Cyberonics team accomplished a number of key objectives including:

•	Returning the company to profitability and positive cash flow;
•	Establishing consistent and growing operating profitability;
•	Restoring growth to our core epilepsy business;
•	Strongly improving our gross profit margins;
•	Restructuring the organization, both domestically and internationally;
•	Stabilizing the balance sheet and reducing debt;
•	Launching several new products, including the Demipulse™ generator, two new Perenia™ leads and the Generator Field Upgrader;
•	Significantly enhancing the R & D effort to bring new medical devices to patients with epilepsy, and;
•	Making significant progress in resolving legal issues.

“Having achieved our short-term objectives, the team is fully committed to realizing our medium and long-term growth and profitability objectives.  We see significant opportunities to grow our epilepsy business, both in the US and internationally, and our performance during the last two years provides evidence of the substantial growth prospects in our core epilepsy business.  We have put in place or have underway the key elements to realize this market potential and thereby achieve our longer-term growth objectives.  Our focus now is on increasing new patient adoption in the US market, as well as international growth and expansion.  Additionally, we believe the increasing replacement activity is likely to make an important contribution to our future results.

“The restructuring of our international team is complete and we are pleased that all regions showed growth in the fourth quarter.  We expect this growth to continue into fiscal 2010.  Our strong commitment to making VNS available in Japan is evidenced by the recent announcement of a distribution agreement with Nihon Kohden Corporation, and efforts to obtain regulatory approval continue.

“Our long term commitment to leadership in the epilepsy device market is also apparent in our increased emphasis on R & D initiatives led by Dr. Milton Morris,” Mr. Moore continued.  “Our R & D spending on epilepsy increased in fiscal 2008 and 2009 and is budgeted to receive even greater resources in fiscal 2010.  We have signed several collaboration agreements around seizure detection and improving the efficacy of our devices.

“Our goals for our epilepsy business remain unchanged, and include consistent global volume growth in the range of 10% to 20% and the achievement of an operating margin of 25% in fiscal 2011.  The significant improvements to our balance sheet and operating cash flow provide the company with increased flexibility to accelerate its vision.”

Mr. Moore concluded, “During fiscal 2009, the entire Cyberonics team contributed significantly to reinvigorating our growth, and we look forward to fiscal 2010 with confidence and enthusiasm.”

Fiscal 2010 guidance
Net sales are anticipated to be in the range of $157 million to $161 million on a constant currency basis.

The company anticipates the gross profit margin to be materially unchanged from fiscal 2009 at 86%, and that operating income will be in the range of $24 million to $27 million.

Additional details will be provided during the upcoming conference call and in the accompanying presentation slides, as detailed below.

Fourth quarter and fiscal 2009 results conference call instructions
A conference call to discuss fiscal 2009 results will be held at 9:00 AM EDT on Thursday, June 4, 2009. To listen to the conference call live by telephone dial 877-313-8035 (if dialing from within the U.S.) or 706-679-4838 (if dialing from outside the U.S.).  The conference ID is 99008476.  Presentation slides will now be available on-line at www.cyberonics.com no later than 8:00 AM EDT on Thursday, June 4, 2009.  A replay of the conference call will be available approximately two hours after the completion of the conference call by dialing 800-642-1687 (if dialing from within the U.S.) or 706-645-9291 (if dialing outside the U.S.).  The replay conference ID access code is 99008476.

The replay will be available for one week on the above number, and subsequently on the Company’s website for one year.

About VNS Therapy™ and Cyberonics
Cyberonics, Inc. (NASDAQ:CYBX) is a medical technology company with core expertise in neuromodulation. The company developed and markets the Vagus Nerve Stimulation (VNS) Therapy™ System, which is FDA-approved for the treatments of epilepsy and treatment-resistant depression.  The VNS Therapy System uses a surgically implanted medical device that delivers electrical pulsed signals to the vagus nerve. Cyberonics markets the VNS Therapy System in selected markets worldwide.

Additional information on Cyberonics, Inc. and VNS TherapyTM is available at www.cyberonics.com and www.vnstherapy.com.

Safe harbor statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the use of forward-looking terminology, including "may," "believe," "will," "expect," "anticipate," "estimate," "plan," "intend," "forecast," or other similar words.  Statements contained in this press release are based on information presently available to us and assumptions that we believe to be reasonable.  We are not assuming any duty to update this information if those facts change or if we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning realizing medium- and long-term growth and profitability objectives, growing our epilepsy business, both in the US and internationally, increasing new patient adoption in the US market, growing our sales through increased generator replacement activity, continued international growth in all regions in fiscal 2010, obtaining regulatory approval in Japan for the epilepsy indication, maintaining leadership in the epilepsy device market, increasing R&D spending in fiscal 2010, improving the efficacy of VNS Therapy™ for epilepsy, successfully developing a product capable of seizure detection, investing in research and development for the epilepsy market, achieving consistent annual unit growth in the range of 10% to 20%, achieving an operating margin of 25% by fiscal 2011, ongoing improvement to our balance sheet, sustained increases in shareholder value, fiscal 2010 sales of $157 million to $161 million, a fiscal 2010 profit margin of 86% and fiscal 2010 operating income of $24 million to $27 million.  Our actual results may differ materially.  Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy™ and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy™ for the treatment of other indications; satisfactory completion of post-market studies required by the U.S. Food and Drug Administration as a condition of approval for the treatment-resistant depression indication; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new indications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management's estimates of future expenses and sales; the results of the previously disclosed governmental inquiries; the potential identification of material weaknesses in our internal controls over financial reporting; risks and costs associated with such governmental inquiries and any litigation relating thereto or to our stock option grants, procedures, and practices and other risks detailed from time to time in our filings with the Securities and Exchange Commission (SEC).  For a detailed discussion of these and other cautionary statements, please refer to our most recent filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 25, 2008, and Quarterly Reports on Form 10-Q for the quarterly periods ended July 25, 2008, October 24, 2008 and January 23, 2009.

Contact information
Greg Browne, CFO
Cyberonics, Inc.
100 Cyberonics Blvd.
Houston, TX 77058
Main:  (281) 228-7262
Fax:  (281) 218-9332
ir@cyberonics.com

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CYBERONICS, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited except where indicated)

	For the Thirteen Weeks Ended		For the Fifty-Two Weeks Ended
	April 24, 2009	April 25, 2008	April 25, 2008	April 25, 2008
				(Audited)

Net sales	$38,577,182	$33,891,644	$143,600,979	$121,229,742
Cost of sales	5,111,635	5,893,833	20,040,636	21,092,374
Gross Profit	33,465,547	27,997,811	123,560,343	100,137,368

Operating Expenses:
Selling, general and administrative	21,568,123	19,763,932	84,837,694	85,944,866
Research and development	5,188,950	5,210,171	19,732,941	22,421,199

Total Operating Expenses	26,757,073	24,974,103	104,570,635	108,366,065
Income (loss) From Operations	6,708,474	3,023,708	18,989,708	(8,228,697)

Interest income	77,995	698,663	1,235,757	3,844,508
Interest expense	(607,501)	(1,119,284)	(3,394,837)	(5,818,272)
Gain on early extinguishment of debt, net	579,406	-	11,000,698	-
Other income (expense), net	6,496	(5,887)	(381,265)	(397,141)

Income (loss) before income tax	6,764,870	2,597,200	27,450,061	(10,599,602)
Income tax expense (benefit)	241,855	(306,154)	729,441	(264,837)

Net income (loss)	$6,523,015	$2,903,354	$26,720,620	$(10,334,765)

Basic income (loss) per share	$0.24	$0.11	$1.00	$(0.39)
Diluted income (loss) per share	$0.22	$0.11	$0.61	$(0.39)

Shares used in computing basic income (loss) per share	26,727,669	26,626,799	26,632,115	26,568,746
Shares used in computing diluted income (loss) per share	26,832,762	26,674,622	27,542,198	26,568,746

CYBERONICS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited except where indicated)

	April 24, 2009	April 25, 2008
		(Audited)
ASSETS

Current Assets
Cash and cash equivalents	$66,225,479	$91,058,692
Restricted cash	1,000,000	1,000,000
Accounts receivable, net	22,250,653	20,039,832
Inventories	12,841,064	12,829,710
Other current assets	2,216,706	2,108,185
Total Current Assets	104,533,902	127,036,419
Property and equipment, net and other assets	7,509,726	9,194,668
Total Assets	$112,043,628	$136,231,087

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities	$17,645,240	$17,287,952
Long Term Liabilities:
Convertible notes	62,339,000	125,000,000
Deferred license revenue and other	7,647,544	9,166,440
Total Long Term Liabilities	69,986,544	134,166,440
Total Liabilities	87,631,784	151,454,392
Total Stockholders' Equity (Deficit)	24,411,844	(15,223,305)
Total Liabilities and Stockholders' Equity (Deficit)	$112,043,628	$136,231,087

CYBERONICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited except where indicated)
	Fifty-Two Weeks Ended
	April 24, 2009	April 25, 2008
		(Audited)

Cash Flow From Operating Activities:
Net Income (Loss)	$26,720,620	$(10,334,765)
Non-Cash Items Included in Net Income (Loss)	2,001,733	15,558,929
Changes in Operating Assets and Liabilities	(4,132,403)	9,231,043
Net Cash Provided By (Used in) Operating Activities	24,589,950	14,455,207

Cash Flow From Investing Activities:
Net Cash Used in Investing Activities	(2,918,266)	(817,064)

Cash Flow From Financing Activities:
Decrease in borrowing against line of credit	-	(7,500,000)
Payments on financing obligations	-	(58,620)
Early extinguishment of convertible notes	(50,402,418)	-
Proceeds from exercise of options for common stock	4,307,695	6,435,055
Purchase of treasury stock	(532,293)	(6,305,635)
Net Cash Used in Financing Activities	(46,627,016)	(7,429,200)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	122,119	44,873

Net Increase (Decrease) in Cash and Cash Equivalents	(24,833,213)	6,253,816
Cash and Cash Equivalents at Beginning of Year	91,058,692	84,804,876
Cash and Cash Equivalents at End of Year	$66,225,479	$91,058,692